As Filed Electronically with the Securities and Exchange Commission on March 12, 2013

Registration No. 333-152610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERICAN DEFENSE SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	83-0357690 (IRS Employer Identification No.)

420 McKinney Parkway Lillington, North Carolina (Address of Principal Executive Offices)	27546 (Zip Code)

American Defense Systems, Inc.

2007 Incentive Compensation Plan

(Full Title of the Plan)

Dale S. Scales

Chief Executive Officer and President

American Defense Systems, Inc.

420 McKinney Parkway

Lillington, North Carolina 27546

(Name and Address of Agent for Service)

(910) 514-9701

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John C. Jaye

Parker Poe Adams & Bernstein LLP

Three Wells Fargo Center

401 South Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone: (704) 372-9000

Indicate by check mark whether the Registrant is a Large Accelerated Filer, an Accelerated Filer, a Non-Accelerated Filer or a Smaller Reporting Company. See the definitions of “Large Accelerated Filer,” “Accelerated Filer” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-152610) filed by American Defense Systems, Inc. (the “Company”) on July 29, 2008 (the “Registration Statement”).  The Company has terminated the offering of its securities pursuant to the Registration Statement.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lillington, State of North Carolina, on March 12, 2013.

AMERICAN DEFENSE SYSTEMS, INC.

(Registrant)

By:  /s/ Dale S. Scales

Dale S. Scales

Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Dates

/s/ Dale S. Scales Dale S. Scales	Chief Executive Officer, President (principal executive officer) and Director	March 12, 2013

/s/ Gary Sidorsky Gary Sidorsky	Chief Financial Officer (principal financial officer and accounting officer)	March 12, 2013

/s/ Joseph Van Hecke Joseph Van Hecke	Director	March 12, 2013